Exhibit 10.7

Copy No. - ________________________	Provided to - __________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FutureIT Inc.

Up to 50 Units, each Unit consisting of
100,000 shares of Common Stock and
Warrants to purchase 46,200 shares of Common Stock
at $30,000 per Unit

FutureIT Inc. is offering for sale by means of this confidential Private Placement Memorandum up to 50 Units, each Unit consisting of 100,000 shares of our Common Stock and warrants to purchase 46,200 shares of our Common Stock at $0.50 per share.

Investment in the Units will be subject to numerous risks. See "Risk Factors."

The Units are not and will not be listed for trading or quoted on any securities market and will be subject to restrictions on resale and transfer. See “WHO MAY INVEST – Transfer Restrictions.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND ARE BEING OFFERED AND SOLD IN THE UNITED STATES AND TO U.S. PERSONS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“U.S. PERSONS”) ONLY IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS UNDER SECTION 4(2) OF THE SECURITIES ACT AND RULE 506 THEREUNDER, AND ONLY TO PERSONS MEETING THE DEFINITION OF “ACCREDITED INVESTOR.” THE UNITS MAY ALSO BE OFFERED AND SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN TRANSACTIONS TO WHICH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT DO NOT APPLY. SEE “WHO MAY INVEST”.

This is not an offer to sell or a solicitation of an offer to buy any of the Units in any jurisdiction to any person to whom it would be unlawful to make such an offer or sale.

This Private Placement Memorandum has been prepared by FutureIT Inc., or the Company, and serves as an offer of the Units only if the Company has caused a copy number to be inserted in the upper left corner of the front cover page, and the name of a specific offeree to be inserted in the upper right corner of the front cover page. This Private Placement Memorandum is being submitted to offerees confidentially solely to help them to decide whether or not to invest in the Units. Delivery of this Private Placement Memorandum to anyone other than such an offeree and the offeree’s professional advisors is unauthorized. By accepting delivery of this Private Placement Memorandum, each offeree agrees not to reproduce any part of this Private Placement Memorandum without the prior written consent of the Company, and to return it to the Company upon the Company’s request, and in any event promptly after the offeree decides not to purchase Units.

        The Units are being offered only to investors who meet certain suitability requirements, and we reserve the right to approve or disapprove each investor, and accept or reject any subscriptions in whole or in part in our sole discretion.

The date of this Private Placement Memorandum is May 10, 2007.

THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED ONLY TO “ACCREDITED INVESTORS,” AS THAT TERM IS DEFINED BY REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, OR THE SECURITIES ACT, WHO DIRECTLY OR THROUGH THEIR ADVISORS, HAVE THE EXPERT KNOWLEDGE TO EVALUATE INFORMATION AND DATA RELATING TO AUTOMATED SOLUTIONS FOR INFORMATION TECHNOLOGY MANAGEMENT AND WHOSE POTENTIAL INVESTMENT IS SUFFICIENTLY LARGE TO JUSTIFY THE UTILIZATION BY THEM OF THE ACCESS BEING GRANTED THEM TO OTHER INFORMATION. PROSPECTIVE INVESTORS WILL BE GRANTED ACCESS TO ALL REASONABLY AVAILABLE, RELEVANT DATA CONCERNING US AND ARE URGED TO REQUEST WHATEVER DOCUMENTS OR MATERIAL THEY BELIEVE WILL BE USEFUL IN MAKING THEIR INVESTMENT DECISIONS. IT IS ASSUMED THAT POTENTIAL INVESTORS WILL BASE THEIR INVESTMENT DECISIONS ON THEIR OWN ANALYSIS OF ALL INFORMATION THEY DEEM TO BE RELEVANT. THE ADDRESS OF OUR PRINCIPAL EXECUTIVE OFFICES IS 4 HAMALCHA STREET, NORTH INDUSTRIAL AREA, LOD, ISRAEL. OUR TELEPHONE NUMBER AT THIS ADDRESS IS +972.8.920.8070.

THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THIS OFFERING IS NOT BEING MADE TO, NOR WILL SUBSCRIPTIONS BE ACCEPTED FROM OR ON BEHALF OF, RECIPIENTS OF THIS PRIVATE PLACEMENT MEMORANDUM IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, WE MAY, IN OUR SOLE AND ABSOLUTE DISCRETION, TAKE SUCH ACTION AS WE MAY DEEM NECESSARY TO MAKE THIS OFFERING IN ANY SUCH JURISDICTION AND EXTEND THIS OFFERING TO OFFEREES IN SUCH JURISDICTION.

THIS PRIVATE PLACEMENT MEMORANDUM CONTAINS PROJECTIONS OF FUTURE FINANCIAL PERFORMANCE. THESE PROJECTIONS ARE BASED ON NUMEROUS ESTIMATES AND OTHER ASSUMPTIONS ABOUT FUTURE EVENTS AND CIRCUMSTANCES WHICH ARE INHERENTLY UNRELIABLE, MANY OF WHICH WILL NOT BE WITHIN OUR CONTROL. WE BELIEVE THAT SUCH ESTIMATES AND OTHER ASSUMPTIONS ARE REASONABLE UNDER THE CIRCUMSTANCES, BUT NO REPRESENTATION, WARRANTY OR OTHER ASSURANCE IS GIVEN THAT SUCH PROJECTIONS WILL BE REALIZED. THERE WILL BE VARIANCES BETWEEN THESE PROJECTIONS AND ACTUAL EVENTS AND RESULTS, AND THESE VARIATIONS WILL LIKELY BE MATERIAL AND POTENTIALLY ADVERSE.

THIS PRIVATE PLACEMENT MEMORANDUM CONTAINS MARKET DATA AND CERTAIN INDUSTRY FORECASTS WHICH WERE OBTAINED FROM OUR INTERNAL ANALYSIS, MARKET RESEARCH PUBLICLY AVAILABLE INFORMATION AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY PROVIDE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. SIMILARLY, INTERNAL SURVEYS, INDUSTRY FORECASTS AND MARKET RESEARCH, WHILE BELIEVED TO BE RELIABLE, HAVE NOT BEEN INDEPENDENTLY VERIFIED BY US OR THE PLACEMENT AGENT AND NEITHER WE NOR THE PLACEMENT AGENT MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THIS INFORMATION.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THIS OFFERING, AND NO PERSON OTHER THAN OUR DESIGNATED REPRESENTATIVE HAS BEEN AUTHORIZED TO FURNISH ANY INFORMATION, OTHER THAN AS SET FORTH IN THIS PRIVATE PLACEMENT MEMORANDUM OR OTHERWISE, AND, IF MADE OR GIVEN, THESE OTHER REPRESENTATIONS OR INFORMATION MUST NOT BE RELIED UPON BY PROSPECTIVE INVESTORS.

FOR NEW HAMPSHIRE RESIDENTS:

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FOR RESIDENTS OF THE UNITED KINGDOM:

NO PROSPECTUS OR MEMORANDUM WITH RESPECT TO THE COMMON STOCK BEING OFFERED HEREBY HAS BEEN OR WILL BE PREPARED AND FILED IN THE UNITED KINGDOM BY US PURSUANT TO THE U.K. PUBLIC OFFERS OF SECURITIES REGULATIONS 1995. ACCORDINGLY, THE COMMON STOCK SHARES MAY NOT BE OFFERED OR SOLD OR REOFFERED OR RESOLD TO PERSONS IN THE UNITED KINGDOM, EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESS, OR OTHERWISE IN CIRCUMSTANCES THAT WILL NOT CONSTITUTE OR RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE U.K. PUBLIC OFFERS OF SECURITIES REGULATIONS 1995. THIS PRIVATE PLACEMENT MEMORANDUM MAY NOT BE PASSED TO ANY PERSON IN THE UNITED KINGDOM WHO DOES NOT FALL WITHIN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996 OR WHO IS NOT OTHERWISE A PERSON TO WHOM THE DOCUMENT MAY LAWFULLY BE ISSUED OR PASSED.

FOR OTHER NON-UNITED STATES RESIDENTS:

IT IS YOUR RESPONSIBILITY TO SATISFY YOURSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING, WITHOUT LIMITATION, OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.

In this Placement Memorandum, references to “FutureIT”, the Company, “we,” “us”, “ourselves” and “our” refer to FutureIT Inc., together with our consolidated subsidiaries, unless the context otherwise requires.

        We have prepared our Financial Statements and the Notes thereto in United Stated Dollars and in accordance with generally accepted accounting principles, as applied in the United States. All references to “dollars” or “$” in this Placement Memorandum are references to United States Dollars, and all references to “NIS” are references to New Israeli shekels.

        We have filed for registration in the United States Patent and Trademark Office and in the United Kingdom Patent and Trademark Office for EZMANAGE. All other brand names and trademarks appearing in this Private Placement Memorandum are the property of their respective holders.

SUMMARY

        This summary highlights selected information contained elsewhere in this Placement Memorandum. This summary does not contain all of the information that you should consider before making an investment in our securities. Before deciding to invest in our securities, you should read the entire Placement Memorandum, including the section entitled “Risk Factors” and our Historical Financial Statements and the Notes thereto.

        We are engaged in the development, marketing, sale and support of software products that provide affordable easy-to-use comprehensive database management and monitoring solutions for small and medium sized enterprises, or SMEs, running different Microsoft SQL (Structured Query Language) servers, versions 2000 and 2005, as well as MSDE Microsoft SQL Server Desktop Engine and SQL Express.

        We were incorporated in the State of Delaware on October 26, 2006 under the name “FutureIT, Inc.” On February 5, 2007 we acquired a 90% interest in Future I.T. Ltd., an Israeli company and we have an option to acquire the remaining 10% by January 2008 for $100,000.

        Our recently acquired 90% owned subsidiary began selling products in December 2005 and had revenues of $162,169 in the fiscal year ended December 31, 2006. We also have a wholly-owned English subsidiary, Future IT Software Limited, that serves as a marketing subsidiary. To date we have sold approximately 300 units of our SQL Manage product, in both the Standard Edition Version (for automated management of databases) and the Enterprise Edition Version (which further enables web interface for multiple users and remote locations). We market our products through our subsidiaries and through distributors and resellers in 17 countries but, revenues to date have been generated almost exclusively from Israel with one sale in each of England, USA and Germany. A significant percentage of our sales to date have been made through direct sales by our Israeli subsidiary.

        Our strategy is to position ourselves as a leading provider to small and medium size enterprise, or SME, markets of accessible and simple to use IT management solutions for the Microsoft server environment. This includes solutions for administration, backup and maintaining of Microsoft SQL Server and other Windows server based components. We also plan to develop new products that will provide desired capabilities in the field of better management to other popular Microsoft family servers.

        Our principal executive offices are located in Israel (telephone number: 972 8 925 8070) and our address in the USA is 315 Bleecker St. Suite # 168 New York, NY 10014-3427. All prospective investors are invited to visit our website at www.futureitsoft.com. The information contained on our website is not a part of this Private Placement Memorandum and investors should rely only upon the information contained herein.

The Offering

        We are offering to eligible investors up to 50 Units in the Company at $30,000 per Unit. Each Unit consists of 100,000 shares of our Common Stock and warrants to purchase 46,200 shares of our Common Stock at $0.50 per share (the “Warrants”). The Warrants will be exercisable until the earlier of (i) 30 months from the SB-2 registration becoming effective, or (ii) the Closing of a Qualified IPO or merger or acquisition that results in a change of control. The Offering is being made by J. H. Darbie & Co, Inc., our exclusive Placement Agent (see “SUMMARY OF PROPOSED TERMS”). Any closing (the “First Closing”) of the Offering is subject to our receipt, on or before May 22, 2007 (which may be extended to June 30, 2007 in the Company’s sole discretion) of duly completed subscriptions for a minimum of 34 Units for aggregate gross proceeds of $1,020,000 (the “Minimum Offering”). If the maximum number of Units offered is sold (i.e., 50 Units), the gross proceeds to the Company would be $1,500,000 (the “Maximum Offering”).

        If less than 50 Units are sold at the First Closing, we plan to continue the Offering and hold one or more additional closings until the earlier of (i) the receipt of sufficient subscriptions for the Maximum Offering, or (ii) June 30, 2007.

        The Placement Agent will act as a contact for, and will be available to consult with, any prospective investor who is a recipient of this Private Placement Memorandum. Any information will be made available to you only to the extent our management possesses the information or can obtain it without unreasonable effort or expense.

        We undertake to make available to every investor, during the course of the transaction and prior to sale, the opportunity to ask questions of and receive answers from us concerning the terms and conditions of this offering and to obtain any appropriate additional information necessary to verify the accuracy of the information contained in this Placement Memorandum or for any other purpose relevant to a prospective investment in the securities offered hereby.

        All communications or inquiries relating to this Private Placement Memorandum should be directed to one of the following individuals at either the Company or J. H. Darbie & Co., as follows:

—	J. H. Darbie & Co., Inc., Financial Services, 99 Wall Street, 6th Floor, New York, NY 10005 Telephone 212-269-7271 Facsimile 212-269-7330. Attention: Mr. Daniel Schneierson.

—	Future I.T. Ltd., 4 Hamalcha Street, North Industrial Area, Lod, Israel, Telephone +972.8.920.8070 Facsimile +972.8.925.8160. Attention: Mr. Shmuel Bachar.

Eligible Investors

        The Offering is being made in the United States to a limited number of investors in a private placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws. The Offering is also being made outside the United States to prospective investors who are not U.S. Persons. To be eligible to subscribe for Units, each investor who is in the United States or who is a U.S. Person must be an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. See “Who May Invest” and “Subscription Procedures.”

Risks

        You should carefully consider the risks described in this placement memorandum. See "Risk Factors."

January 2007 Bridge Loan

        In reliance upon the exemption from registration provided by Rule 505 under Regulation D, as promulgated under the Securities Act of 1933, as amended, in January and February 2007, we issued secured promissory notes and shares of Common Stock to a total of 12 “accredited investors” as that term is defined under the Securities Act of 1933, as amended. The aggregate principal amount of the promissory notes sold was $400,000. The promissory notes bear interest at the rate of 10% per annum. The interest is calculated monthly on the basis of a 365 day year and is paid in quarterly installments on each April 30, July 31, October 31 and January 31 (or the next succeeding business day) and the maturity date of the notes. In the event of default under the promissory notes the interest will automatically increase to 18% per annum or the maximum rate allowed by applicable law, whichever is less. The principal amount of the notes and any accrued and unpaid interest shall become due and payable on the sooner to occur of (i) within three (3) business days following the receipt by us of funds from private placements or a public offering of shares of our Common Stock in which the we cumulatively raise a minimum aggregate sum of $1,500,000, or (ii) January 26, 2008. The bridge loan is secured by a security interest on all our assets. In addition, for each $25,000 in principal amount loaned to us, we issued to the investors 90,000 shares of our Common Stock and in the aggregate 1,440,000 shares of our Common Stock were issued to the investors. $75,000 of the promissory notes and 270,000 shares of Common Stock were sold to our directors or officers or their family members (or companies controlled by them).

SUMMARY OF PROPOSED TERMS

        This summary highlights certain of the proposed terms of the offering of the Units. This summary does not contain all of the information that you should consider before purchasing the Units. Before deciding to purchase the Units, you should read the entire Placement Memorandum and the related documents, including the Subscription Agreement.

Securities:	Units of Common Stock and Warrants to purchase Common Stock

Aggregate Offering Amount:	Up to $1.5 million, to be sold in Units of $30,000. A minimum of 34 Units will be required for the First Closing.

Escrow; Registration Statement:	All monies will be kept in escrow until we file a registration statement on Form SB-2 with the Securities and Exchange Commission. During this period the funds in escrow will be placed in an interest bearing account. If the registration statement is not filed within 60 days after the First Closing, all funds (plus interest to be paid by us and not the escrow agent ) will be returned to the purchasers unless the Placement Agent notifies the escrow agent and us that the purchasers holding a majority of the shares of Common Stock issued in the Offering and upon exercise of the Warrants have elected not to have their Purchase Price returned to them, in which case the escrow agent shall simultaneously (i) pay to us the purchase price received from the purchasers (including all interest or other earnings or income earned or received on such investment and reinvestment of the purchase price) and (ii) provide to the Placement Agent on behalf of each purchasers the certificates issued and delivered by us for each such purchaser.

If for any unforeseen reason the Form SB-2 is not declared effective by the SEC within 24 months after the First Closing, each investor will have the option for 60 days, following the expiration of such 24 month period, to require us to buy back the Units at the price paid by the Investors.

Units:	Each Unit will consist of 100,000 shares of our Common Stock and 46,200 warrants to purchase our Common Stock at $0.50 a share, which represents 0.5% of our share capital on a fully diluted basis. The exercise period of the Warrants shall be from the First Closing until the earlier of (i) 30 months from the registration becoming effective, or (ii) closing of a Qualified IPO or merger or acquisition that results in a change of control. A Qualified IPO shall mean a registered public offering of our Common Stock (i) at an equity value of not less than $0.65 per share yielding net proceeds to us of not less than one million dollars; and (ii) following which our Common Stock is listed on a U.S. national exchange. In the event of an IPO, a merger or an acquisition, the holders of the Warrants shall be given no less than 30 days notice prior thereto in order to exercise the Warrants.

The Warrants are to be protected by anti-dilution protection in the event of stock splits, stock dividends or other events having a similar effect.

In the event that the registration statement referred to below in the "Registration Rights" description is not declared effective within six months following the First Closing, the holders of the Warrants may elect to exercise the Warrants on a net-cashless basis.

Future Issuances/Sales:	We and our current stockholders, excluding the bridge investors referred to below, shall be restricted from issuing (other than, an issuance by the Company in a Qualified IPO) or selling any shares of our Common Stock until six months following the date that the Form SB-2 is declared effective by the Securities and Exchange Commission or 18 months from the First Closing of the Offering, whichever is sooner. However, if less than $1,500,000 is raised in the Offering, we may issue shares in consideration for the difference between $1,500,000 and the amount actually raised. Following the six month period we will be entitled to issue shares of our Common Stock at any price. This restriction will not apply in the event we receive the consent of the majority of the investors in this offering in writing.

Registration Rights:	We have undertaken at our expense to file a registration statement on Form SB-2 with respect to the registration of 5,000,000 shares of Common Stock issued pursuant to the Subscription Agreement, (ii) 2,310,000 shares of Common Stock issuable upon exercise of the Warrants, and (iii) 1,440,000 shares of Common Stock issued to the lenders pursuant to that Bridge Loan Agreement dated January 26, 2007 and to make our commercially reasonable efforts to keep this registration statement effective for 18 months after it is declared effective by the SEC. The Units and the Warrants themselves will not be registered. We have undertaken to indemnify the investors for liability based upon alleged untrue statements or omissions to state, of material facts, and such Investors will indemnify us for liability based solely upon written information provided by them to us for use in the registration statement, preliminary prospects, final prospectus, or any amendment or supplement thereto. In addition we have undertaken to include all such shares of common stock in any further registration statement that we may file with the SEC. These registration rights will expire with respect to any holder of our Common Stock (and its affiliates, partners and former partners) who may become eligible to sell such stock under Rule 144 in a single transaction.

Use of Proceeds:	The proceeds from issuance of our Common Stock will be used to repay indebtedness incurred in the January 2007 bridge loan, in the amount of $400,000 plus interest, and for general corporate purposes.

SUMMARY HISTORICAL FINANCIAL INFORMATION AND PROJECTIONS

Summary Historical Financial Information

        The Summary Historical Financial Information set forth below should be read in conjunction with the Historical Financial Statements, the Notes thereto and the other information contained in this Placement Memorandum. Since we were incorporated in October 2006 and had no operations and incurred no expenses during 2006, the Summary Historical Financial Information is based solely on the operations of our Israeli subsidiary, of which we acquired a 90% interest on February 5, 2007.

	Year Ended December 31, 2006	Year Ended December 31, 2005

Statement of operations:

Revenues	$162,169	12,412
Gross profit	$144,127	4,980
Total operating expenses	$901,763
Income (loss) from operations	$(756,656)	(188,182)

Other income (expense)
Net loss	$(824,621)	(193,372)

Net loss per share	$(8,246)	(1,934)
Weighted number of shares common stock
outstanding	100	100

	As at December 31, 2006	As at December 31, 2005

Balance Sheet:
Cash	$26	-
Current assets	$62,808	91,678
Total assets	$84,738	100,554
Current liabilities	$94,356	442,198
Total liabilities	$1,251,003	$442,188
Total stockholders' (deficiency)	$(1,166,265)	(341,644)

Projected Summary Statement of Operations Data

        The following Projected Summary Statement of Operations Data for each of the years ended December 31, 2007 through December 31, 2010, was developed by our management. Although management believes that the assumptions used to create these projections are reasonable under the circumstances, projections are necessarily speculative. Projections are inherently unreliable and unanticipated events and circumstances are likely to occur. Actual results realized during any future period are likely to vary from the projections, and the variations may be material and adverse. Neither we, the Placement Agent nor any other person makes any representation or warranty as to the accuracy or completeness of this information. This information is presented as of the date hereof and is subject to change or amendment without notice. Prospective investors are cautioned not to place any reliance on the projections.

        No one outside our company, including the Placement Agent, our independent auditors or our counsel, has compiled or reviewed our projections. Accordingly, none of such parties expresses any opinion on, nor gives any assurances with respect to, such projections. The summary financial projections set forth below should be read in conjunction with the information contained elsewhere in this Private Placement Memorandum, including the section entitled “Risk Factors,” and the Historical Financial Statements and the Notes thereto attached hereto as Exhibit A.

Projected Summary Statement of Operations Data

	Numbers in $ thousands
	2007	2008	2009	2010

Sales	$960	$3040	$6440	$15280

Support & Maintenance	81	181	363	634

Gross Profit	879	2859	6078	14646

Research and Development Expenses	356	831	1324	2488

Marketing	515	769	1430	2466

General and Administrative	617	1204	1865	2870

Total Expenses	1488	2804	4619	7824

EBITDA (1)	$(609)	$55	$1459	$6822

(1) Represents earnings before interest, taxes, depreciation and amortization.

RISK FACTORS

        Any investment in the Units involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Private Placement Memorandum, before you decide to buy our securities. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price, if any, of our Common Stock could decline, and you could lose all or part of your investment in our Units.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

        You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully implement our existing and new products and services. If we fail to do so, it could materially harm our business and impair the value of our Common Stock. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future. We were incorporated in October 2006. On February 5, 2007 we acquired a 90% interest in Future I.T. Ltd., an Israeli limited liability company and we have an option to acquire the remaining 10% until January 8, 2008. As of March 31, 2007, we have long term debt of $1,150,000, including $500,000 of bank debt and $650,000 of long term debt owed to DataSafe Group Ltd., our controlling shareholder (“DataSafe”) and debts to suppliers of approximately $50,000. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

We have incurred losses since inception and we may be unable to achieve profitability or generate positive cash flow.

        We incurred aggregate net losses of $821,621 in 2006 and the first quarter of 2007, and we may be unable to achieve profitability in the future. If we continue to incur losses in future periods, we may be unable to implement our business plan described herein, including the following:

—	increase the number of products we distribute

—	increase our sales and marketing activities, including the number of our sales personnel;

—	acquire additional businesses

        As of December 31, 2006, we had an accumulated deficit of $1,166,265. We may not achieve profitability if our revenues increase more slowly than we expect, or if operating expenses exceed our expectations or cannot be adjusted to compensate for lower than expected revenues. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of the factors discussed above could cause our stock price to decline, if and when our Common Stock is approved for trading, of which there is no assurance.

We may not be able to meet our future capital needs.

        We anticipate that our existing capital resources as well as the proceeds which will be received in this Offering will be adequate to satisfy our working capital and capital expenditure requirements until at least December 2008, but we may need to raise additional funds in the future for a number of uses, including:

—	implementing marketing and sales activities for our products and services;

—	expanding research and development programs;

—	repaying our outstanding debts;

—	meeting any shortfall arising from an unexpected deviation from our budget;

—	expanding investment in fixed assets; and

—	hiring additional qualified personnel.

        We may not be able to obtain additional funds on acceptable terms or at all. If we cannot raise needed funds on acceptable terms, we may be required to delay, scale back or eliminate some aspects of our operations and we may not be able to:

—	develop new products;

—	enhance our existing products;

—	remain current with evolving industry standards;

—	take advantage of future opportunities; or

—	respond to competitive pressures or unanticipated requirements.

        Any equity or debt financings, if available at all, may cause dilution to our then-existing shareholders. If additional funds are raised through the issuance of equity securities, the net tangible book value per share of our Common Stock would decrease and the percentage ownership of then current shareholders would be diluted.

We may not be able to sustain our current ISV Royalties Agreement with Microsoft.

        In March 2006 we entered into an agreement with Microsoft for a period of two years whereby we are permitted to sell certain Microsoft software products (that we purchase at reduced prices) together with our products, thus increasing the attractiveness of our products to potential customers and our profits from these sales. If Microsoft does not renew our agreement or significantly reduces the discount at which we purchase Microsoft products under the agreement, the sale of our products and our profitability may be adversely affected.

We may not accurately anticipate the timing of the market needs for our products and develop such products at the appropriate times, which could harm our operating results and financial condition.

        Accurately forecasting and meeting our customers’ requirements is critical to the success of our business. Forecasting to meet customers’ needs is particularly difficult in connection with newer products and products under development. Our ability to meet customer demand depends on our ability to configure our product applications to the complex architecture that our customers have developed, the availability of components and other materials and the ability of our contract manufacturers to scale their production of our products. Our ability to meet customer requirements depends on our ability to obtain sufficient volumes of these components and materials in a timely fashion. If we fail to meet customers’ supply expectations, our net revenues will be adversely affected, and we will likely lose business.

The failure to develop additional distribution channels to market and sell our products will impact the viability of our company.

        The majority of our sales to date have been direct sales to companies in Israel. Although we have executed agreements with various distributors and resellers in 17 countries, these channels have not yet generated significant revenues. Although we intend to broaden our base of distributors and resellers, these parties as well as our existing channels may not succeed in marketing our products to their customers.

Since many of our target clients have limited resources, we may face a loss of customers or experience a high level of non-collectible accounts.

        We intend to concentrate on serving small and medium-sized businesses. This target market contains many businesses that may not be successful. Moreover, we believe a significant portion of this target market is highly sensitive to price, and sales may be lost to low-cost competitors. Additionally, if a customer becomes dissatisfied with our products, cancellation, non-payment, or non-renewal becomes more likely.

Because we also market through distributors and resellers, we may face inability to collect the proceeds of sales made through them.

        As our goal is to expand the sale of our products internationally, we will need to market and sell our products through companies that function as distributors and resellers. By relying upon such companies we may face a risk of inability to collect the proceeds received by them. We may face obstacles to collect the payments to which we are entitled from those companies. Such obstacles may lead to further spending on litigation and may result in loss of profit. This loss of profit may result in curtailing our marketing, sales, research and development activities and by that fact we may not achieve our financial goals.

We may not effectively execute our strategy and as a result, others may seize the market opportunity.

        If we fail to execute our server management strategy in a timely or effective manner, our competitors may be able to seize the opportunity we have identified to address the server management needs of SMEs. Our business strategy is complex and requires that we successfully and simultaneously complete many tasks, and the failure to complete any one of these may jeopardize our strategy as a whole. In order to be successful, we will need to:

—	market our services and build our brand name effectively;

—	develop new products and services;

—	enhance the efficiency of our infrastructure to accommodate additional customers;

—	expand our customer base; respond to competitive developments; and

—	attract, retain and motivate qualified personnel.

We may face intense competition and may not be able to operate profitably in our markets.

        The server management markets for SMEs may become highly competitive, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. There are no substantial barriers to entry and we expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than us. As a result, these competitors may be able to:

—	develop and expand their products and service offerings more rapidly;

—	adapt to new or emerging technologies and changes in customer requirements more quickly;

—	take advantage of acquisition and other opportunities more readily; and,

—	devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

        Current and potential competitors in the market include companies that develop and sell products directed to database administrators; and large information technology firms that provide interdisciplinary and wide array of products and services pertaining to information technology. These competitors may operate in one or more of these areas and include companies such as Quest Software Inc., Red Gate Software Limited, Microsoft Corporations and Idera, a division of BBS Technologies, Inc. Furthermore, Microsoft currently provides without charge to its SQL server clients a software product which is intended to manage and maintain the server. We will face a more competitive environment if Microsoft upgrades its product to provide more features and this will pose substantial competition to our product solutions.

We are reliant on DataSafe for services.

        Our principal operations were acquired from DataSafe, that owns approximately 92% of our outstanding share capital, and almost all our software development was carried out by DataSafe or its subsidiaries and we are currently dependent on DataSafe for various ongoing services, such as accounting, secretarial and other general services. In addition, DataSafe has provided us with loans and guarantees required to secure bank financing. In the event that DataSafe terminates any of these services, we believe that we will be able to secure these services from other third party suppliers to perform the required activities internally, however, the cost to us may be significantly higher and this may have a material adverse effect on our operations and profitability. See “CERTAIN TRANSACTIONS – Related Party Transactions”.

Our ability to successfully market our products and services could be substantially impaired if we cannot deploy new products or if new products we deploy prove to be unreliable, defective or incompatible.

        We may experience difficulties that could delay or prevent the successful development, introduction or marketing of database administration software in the future. If any newly introduced products suffer from reliability, quality or compatibility problems, market acceptance of our services could be greatly hindered and our ability to attract new customers could be adversely affected. New products we deploy may suffer from reliability, quality or compatibility problems. If we incur increased costs or cannot, for technical or other reasons, enhance our ability to successfully market our products and services, our operations could be substantially impaired. In addition, new products and services may not be accepted by our customers.

Impairment of our proprietary information and trade secrets could negatively affect our business or could allow competitors to minimize any advantage that our proprietary technology may give us.

        We currently have no patented technology that would preclude or inhibit competitors from entering the markets that we serve. While it is our practice to enter into agreements with all employees and some of our customers and suppliers to prohibit or restrict the disclosure of proprietary information, we cannot be sure that these contractual arrangements or the other steps we take to protect our proprietary rights will prove sufficient to prevent illegal use of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

        Effective copyright, trademark, trade secret and patent protection may not be available in every country in which our products and services are offered. In the future, we may be involved in legal disputes relating to the validity or alleged infringement of our intellectual property rights or those of a third party. Intellectual property litigation is typically extremely costly and can be disruptive to business operations by diverting the attention and energies of management and key technical personnel. In addition, any adverse decisions could subject us to significant liabilities, require us to seek licenses from others, prevent us from using, licensing or selling certain of our products and services, or cause severe disruptions to operations or the markets in which we compete which could decrease profitability.

Our products may contain defects that may be costly to correct, delay market acceptance of our products and expose us to litigation.

        Despite testing by us, errors may be found in our software products. If defects are discovered, we may not be able to successfully correct them in a timely manner or at all. Defects and failures in our products could result in a loss of, or delay in, market acceptance of our products and could damage our reputation. Although our standard license agreement with our customers contains provisions designed to limit our exposure to potential product liability claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions, and we could fail to realize revenues and suffer damage to our reputation as a result of, or in defense of, a substantial claim. We currently do not carry product liability insurance for our products.

If we are unable to attract and retain senior management and key personnel, we may not be able to compete effectively in our market.

        Our success will depend, in part, on our ability to attract and retain senior management and key, technical and sales and marketing personnel. We attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas. We experience strong competition for such personnel in the server management industry. Our inability to retain senior management and attract and retain sufficient additional employees, and information technology, engineering and technical support resources, could have a material adverse effect on our business, financial condition, results of operations and cash flows. The loss of senior management and key personnel could limit our ability to develop and market our products and services.

Changes in technology and industry standards may cause our products to be non-competitive or increase our product costs.

        In the server management industry, software and service providers must keep pace with evolving technologies in order to offer relevant, sophisticated products and services on a timely basis to meet rapidly changing customer demands. Our success depends, in part, upon the ability to offer products and services that incorporate leading technologies, address the increasingly sophisticated and varied needs of our current and prospective customers who require server management products and services, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The market for server management products and services is characterized by evolving industry standards, changes in interfaces which derive new and special customer needs, emerging competition and frequent introductions of new products and services. We also believe that to compete successfully, our services must remain compatible with products offered by various vendors. Enhanced or newly developed third-party products may not be compatible with our infrastructure or adequately address the needs of our customers. Although we currently intend to support emerging standards, industry standards may not be established. Even if they are established, we may not be able to conform to these new standards swiftly enough to remain competitive. Our failure to conform to the prevailing standard could cause us to lose customers or fail to attract new customers. In addition, third-party products, services or technologies could render our services noncompetitive or obsolete.

We are subject to risks associated with international operations.

        We are based in Israel and generate a large percentage of our sales outside the United States. We had no significant sales outside Israel for the year ended December 31, 2006 and for the period ending March 31, 2007. Although we continue to expand our international operations and commit significant management time and financial resources to developing direct and indirect international sales and support channels, we cannot be certain that we will be able to maintain or increase international market demand for our products. To the extent that we cannot do so in a timely manner, our business, operating results and financial condition will be adversely affected.

        International operations are subject to inherent risks, including the impact of possible recessionary environments in multiple foreign markets and longer receivables collection periods and greater difficulty in accounts receivable collection.

        If any payments resulting from fluctuations on the exchange of foreign currencies were imposed, our business could be adversely affected as a result of the multi-currency business environment in which we operate. Although exposure to multi-currency fluctuations to date has not had a material adverse effect on our business, there can be no assurance such fluctuations in the future will not have a material adverse effect on revenues from international sales and, consequently to our business, operating results and financial condition.

We are vulnerable to software failures, which could harm our reputation and cause our customers to seek reimbursement from us and take their business to another provider.

        The software products that we distribute must be able to perform on the servers and properly manage them around the clock without interruption. Our support operations depend upon our ability to supply our costumers with telephone and e-mail assistance and our support center may suffer damages emanating from human error, force majeure, power loss, telecommunications failures, sabotage, intentional acts of vandalism and similar events. Future interruptions could:

—	cause customers or end users to seek damages for losses incurred;

—	require us to replace existing equipment or add redundant facilities;

—	damage our reputation for reliable service;

—	cause existing customers to cancel their contracts; or

—	make it more difficult for us to attract new customers.

We do not anticipate paying any dividends.

        As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such surplus will ever materialize to permit payment of dividends. Our board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

We have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

        We are not presently subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges such as the requirement for a majority of independent directors and the establishment of an audit committee. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

        As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports. In the event we become a reporting company under the Securities exchange Act of 1934, we will need to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, and there is a risk that we will not comply with all of the requirements imposed thereby. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

Our executive officers, directors and 5% or greater shareholders have the ability to significantly influence matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

        Currently, our existing officers, directors and principal shareholders in the aggregate beneficially own approximately 91.5% of our outstanding shares of Common Stock. Upon completion of this Offering (and assuming no issuance of shares of Common Stock upon the exercise of warrants issued in connection with the Offering or stock options reserved for issuance pursuant to our employees’ stock option plan), this group will continue to own approximately 67% of our outstanding shares of Common Stock. As a result, such persons, acting together, will have the ability to significantly influence the vote on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

There is no public trading market for our Common Stock.

        Currently, there is no trading market for our Common Stock, and there can be no assurance that such a market will commence in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. If a trading market does commence, the price may be highly volatile. Factors discussed herein may have a significant impact on the market price of the shares offered. Moreover, due to the relatively low price of our securities, many brokerage firms may not effect transactions in our Common Stock if a market is established. Rules enacted by the SEC increase the likelihood that most brokerage firms will not participate in a potential future market for our Common Stock. Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer’s financial situation, investment experience and investment objectives. Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain low-priced securities.

Risks Related to Our Operations in Israel

We are headquartered in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

        Our principal offices and research and development facilities and many of our suppliers are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, as well as incidents of civil unrest. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. This conflict involved missile strikes against civilian targets in northern Israel that have resulted in economic losses. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have effectively ceased. The establishment of a government in the Palestinian Authority in early 2006 by representatives of the Hamas militant group has created additional unrest and uncertainty in the region.

        We can give no assurance that security and political conditions will not have an impact on our business in the future. Hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations and could make it more difficult for us to raise capital.

        Although our main headquarters are located in central Israel, the adverse effects of this conflict have negatively affected business conditions in Israel. Ongoing and revived hostilities or other adverse political or economic developments in Israel or the region could harm our operations and product development and cause sales of any approved products to decrease. In addition, Israel and companies doing business with Israel have, in the past, been subject to economic boycotts. Several countries, principally those in the Middle East, still restrict business with Israel and Israeli companies. These restrictive laws and policies may seriously limit our ability to sell any approved products in these countries.

        Our business insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Our operations could be disrupted as a result of the obligation of management or key personnel to perform military service in Israel.

        Many of our male employees in Israel, including members of senior management, are obligated to perform military reserve duty annually for extended periods of time through the age of 45 (or older for citizens with certain occupations) and, in the event of a military conflict, could be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists, and recently some of our employees have been called up in connection with armed conflicts. It is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees related to military service or the absence for extended periods of military service of one or more of our key employees.

It may be difficult to enforce a U.S. judgment against us, our officers and directors and some of the experts named in this Private Placement Memorandum or to assert U.S. securities law claims in Israel.

        All of our executive officers and directors are not residents of the U.S., and a majority of our assets and the assets of these persons are located outside of the U.S. Therefore, it may be difficult to enforce a judgment obtained in the U.S., against us or any of these persons, in U.S. or Israeli courts based on the civil liability provisions of the U.S. federal securities’ laws. Additionally, it may be difficult for you to enforce civil liabilities under U.S. federal securities laws in original actions instituted in Israel. Furthermore, if a foreign judgment is enforced by an Israeli court, it will be payable in Israeli currency.

WHO MAY INVEST

Suitability Requirements

        The risks associated with an investment in our securities and the illiquidity of our Common Stock make the investment suitable only for an investor who has substantial net worth and who individually, or in reliance upon the advice of professional advisors, has the knowledge and experience in financial and business matters and investments in organizations similar to us so as to enable such investor to evaluate the merits and all of the risks associated with a purchase of our securities In particular, a potential investor in our securities or the advisors to such investor must be experts in evaluating the database administration markets and have a thorough knowledge of our technology and operations and the structure of the database management products industry. Subscriptions will be accepted only from “accredited investors,” as that term is defined in Regulation D promulgated under the Securities Act.

        Prior to the sale of any of our securities, we will require each prospective investor to represent in writing that, among other things, the following:

—	by reason of the investor’s business or financial experience, or the business or financial experience of the investor’s professional advisor, the investor is capable of evaluating the merits and risks of an investment in our securities and of protecting its own interests in connection with the transaction;

—	the investor is acquiring our securities for its own account, for investment only and not with a view toward the resale or distribution thereof;

—	the investor is aware that none of our securities has been registered under the Securities Act or any state or foreign securities laws;

—	the investor is aware that the transfer of our securities is restricted by the Securities Act, applicable state or foreign securities laws and the Subscription Agreement, and that there is no market for our Common Stock; and

—	the investor meets the suitability requirements set forth below.

        The Offering is being made in the United States to a limited number of investors in a private placement without registration under the Securities Act or state securities laws. The Offering is also being made outside the United States to prospective investors who are not U.S. Persons. To be eligible to subscribe for Units, each investor who is in the United States or who is a U.S. Persons must meet one of the definitions of “accredited investor” set forth in Rule 501(a) of Regulation D under the Securities Act described in the subscription agreement. The Placement Agent and the Company may, each in its sole discretion, reject any subscription for Units.

        The definition of “accredited investor” set forth in Rule 501(a) includes, among others:

(a)	a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000;

(b)	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(c)	any corporation, partnership, limited liability company or business trust not formed for the specific purpose of acquiring the Units with total assets in excess of $5,000,000;

(d)	any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person;

(e)	an entity in which all of the equity owners are accredited investors;

(f)	any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000;

(g)	any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; and

(h)	an “individual retirement account” (or “IRA”) as defined in Section 408(a) of the Code owned by and for the benefit of an accredited investor.

Transfer Restrictions

        The Units, shares of Common Stock and Warrants sold by us in this Offering have not been registered under the Securities Act and they are therefore subject to significant resale restrictions. You must treat an investment in our Units as a long-term investment and expect to bear the economic risk of the ownership of those securities for an indefinite period. Under the Securities Act, a holder of our securities will be prohibited from transferring any securities until those securities are registered under the Securities Act or there is an exemption therefrom.

        All certificates representing our securities will contain a restrictive legend to this effect.

Market Liquidity

        There is no public market for our securities and this offering will not result in the establishment of such a market. Because we are not currently subject to the requirements of the United States Securities Exchange Act of 1934, or the Exchange Act, we do not prepare the reports generally required under the Exchange Act. If and when a public offering of any of our securities is successfully completed, or as otherwise required, we intend to comply with all requisite reporting requirements of the Exchange Act.

Agreements

        As a condition of any sale of Units pursuant to this offering, we will require the execution of a Subscription Agreement, which will include customary provisions regarding representations and warranties and conditions to the First Closing.

FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical facts included in this Placement Memorandum, including, without limitation, statements regarding our future financial position, our projections, our strategy, the anticipated development of our technologies and products and our operations, the development of the database administration industry and other related industries, our anticipated use of proceeds, our development of additional revenue sources, our development and expansion of strategic relationships and alliances, the market acceptance of our technologies and products, and our technological advancement, our ability to cope with existing and future competition, our ability to research and develop future products, the establishment of distributors and resellers network and the possible breakthrough of our products to international markets are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this Placement Memorandum, including, without limitation, in conjunction with the forward-looking statements included in this Placement Memorandum. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this Placement Memorandum.

        All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this Placement Memorandum and are expressly qualified in their entirety by the cautionary statements included in this Private Placement Memorandum. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as otherwise required by applicable law.

        Market data and forecasts used in this Placement Memorandum, including, for example, estimates of growth in our target markets, have been obtained from independent industry sources. We have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size.

USE OF PROCEEDS

        The gross proceeds to us from the sale of the Units offered by us (assuming the Maximum Offering) are estimated to be $1,500,000, before deducting the Placement Agent’s fees and expenses, and the estimated offering expenses payable by us, which are estimated to be approximately $350,000. If all Warrants issued in this offering are exercised (assuming the Maximum Offering), we will receive an additional $1,155,000 in proceeds.

        We intend to use the net proceeds of this offering for repayment of a bridge loan in the principal amount of $400,000, plus accrued and unpaid interest, and the remainder, including any proceeds from exercise of the Warrants, for general corporate purposes, including the following:

—	expanding our research and development efforts, including the hiring of additional personnel;

—	expanding our sales and marketing operations;

—	enhancing our infrastructure;

—	building brand recognition;

—	working capital; and

—	the purchase of the remaining 10% of the outstanding shares of Future IT Ltd. that we do not currently own.

        Our management will have broad discretion in the allocation of the net proceeds of this offering. Pending such uses, we intend to invest the net proceeds from this offering in short-term, interest-bearing investments, including bank accounts in Israel and elsewhere.

DIVIDEND POLICY

        We have never declared or paid dividends on our share capital, and we do not intend to declare or pay dividends on our share capital in the foreseeable future. We intend to retain any earnings to fund the development and growth of our business. Our board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006:

1.	on an as adjusted basis to give effect to effect to the acquisition of Future I.T Ltd. as of December 31, 2006; and

2.	on an as adjusted basis to reflect the increase in the number of shares authorized to 30,000,000, the issuance of 1,940,000 shares of our Common Stock since December 31, 2006 for par value and the sale of our Common Stock in this offering, and the application of the estimated net proceeds of $1,150,000 from this Offering, after deducting the estimated offering fees and expenses payable by us, which are estimated to be approximately $350,000.

	December 31, 2006
	Actual(1)	As adjusted

Cash and cash equivalents	$0	$1,150,000

Shareholders' equity:
Shares of Common Stock, $ 0.0001 par value per share; 15,000,000 shares authorized; 15,000,000 shares issued and outstanding actual; 30,000,000
shares authorized; 21,940,000 shares issued and outstanding as adjusted (2)	$1,500	$2,194

Additional paid in capital		1,149,306

Accumulated deficit	$(1,166,265)	$(1,166,265)

Total shareholders' equity (deficit)	$(1,164,765)	$(14,765)

(1)	Gives effect to the acquisition of Future I.T Ltd. of December 31, 2006.
(2)	Excludes 2,500,000 shares of Common Stock reserved for issuance pursuant to our employees’ stock option plan and pursuant to the Warrants issued in the Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

        Please review carefully the section entitled “FORWARD-LOOKING STATEMENTS”.

Overview

        We are engaged in the development, marketing, sale and support of software products that provide affordable easy-to-use comprehensive database management, backup and monitoring capabilities for small and medium sized enterprises, running Microsoft SQL 2000 / 2005 (Structured Query Language) servers. In years to come we also plan to develop new products that will provide desired capabilities in the field of better management to other popular Microsoft family servers.

        Since we were incorporated in October 2006 and had no operations and incurred no expenses during 2006, the information below is based solely on the operations of our Israeli subsidiary, of which we acquired a 90% interest on February 5, 2007.

Plan of Operations

        Assuming the Maximum Offering is completed and we receive gross proceeds of $1,150,000, in the twelve month period following the First Closing we anticipate that we will have sufficient resources to meet our cash requirements and will be able to continue our operations as contemplated, however if an interesting business proposal arises, we may wish to raise additional financing in order to exploit this opportunity.

        We intend to continue our investment in research and development activities to further increase the functionality and user friendly features of our software products and to complete development of our EZ Manage AD (Active Directory) product, see “BUSINESS – Our Products: New Application.” We expect to increase the number of our full time employees in our company by between five to ten persons. . We do not expect to purchase or sell any significant equipment in the twelve month period.

Year ended December 31, 2006 compared to the Year ended December 31, 2005

Results of Operations

Revenues and Loss from Operations

        Our revenue, operating expenses and net (loss) from operations for the year ended December 31, 2006 as compared to the year ended December 31, 2005 are as follows:

	Year Ended December 31, 2006	Year Ended December 31, 2005	Percentage Change Increase (Decrease)

Revenue	$162,169	$12,412	1307%
Operating expenses	901,763	183,182	492%

Net loss from operations	$756,656	$188,182	402%

        Our revenues increased by $149,757 for the year ended December 31, 2006 as compared to the year ended December 31, 2005, as a result of the fact that 2006 is the first full year in which our first product is sold. During the same time periods, our operating expenses increased by $718,581 due to the fact that our research and development expenses increased to $574,831 and our selling and G&A expenses increased to $326,932. As a result, we had a net loss from operations of $756,656 for the year ended December 31, 2006, as compared to a net loss of $188,182 for the year ended December 31, 2005.

Liquidity and Capital Resources

        During year ended December 31 2006, we incurred net losses of $756,656 and a negative cash flow from operations of $836,168.

        Our cash and cash equivalents, total current assets, total assets, total current liabilities, and total liabilities as of December 31, 2006 as compared to December 31, 2005, are as follows:

	December 31 2006	December 31, 2005

Cash	$26	$-
Total current assets	62,808	91,678
Total assets	84,738	100,554
Total current liabilities	94,356	442,198
Total liabilities	1,251,003	442,198

Cash Requirements

        Our cash requirements are expected to grow significantly over the years 2007 and 2008 due to increase in our: marketing, selling expenses, research and development expenses, G&A expenses and paying principal and interest on our loan facilities.

        On December 20, 2006, we received a loan from Israel Discount Bank in the amount of $500,000. The principal of this loan is to be repaid to the Bank in 18 equal monthly installments commencing in July 2008. On December 31, 2006, we received a loan from DataSafe in the amount of $650,000, the principal of which is to be repaid in 18 equal monthly installments commencing in July 2008. Both these loans bear interest at the three-month Dollar LIBOR rate plus 1.75%, which such interest shall be paid in 54 monthly payments starting on January, 2007.

        We raised $400,000 by means of a bridge loan from private lenders in January 2007. This loan bears interest at the rate of 10% per annum, payable quarterly, and the entire amount of the loan and all accrued and unpaid interest will be paid from the proceeds of the Offering.

        In order to continue with our business plan we will need to raise additional funds which there is no assurance that we will be able to do.

Operations, Investment and Financing

        During the year ended December 31, 2006, we generated a positive cash flow of $26. This was a result of net cash used by operating activities of $(836,168), and net cash provided by investment activities of $48,275 and net cash provided in financing activities of $787,919.

        Net cash provided by operating activities consisted primarily of a net loss of $ 824,621

        We are expected to incur losses at least during the fiscal years 2007 and 2008.

BUSINESS

Overview

        We are engaged in the development, marketing, sale and support of software products that provide affordable easy-to-use comprehensive database management and monitoring solutions for small and medium sized enterprises, running different Microsoft SQL servers, versions 2000 and 2005, as well as MSDE and SQL Express.

        We were incorporated in the State of Delaware on October 26, 2006 under the name “FutureIT, Inc.” On February 5, 2007 we acquired a 90% interest in Future I.T. Ltd., an Israeli company and we have an option to acquire the remaining 10% by January 2008.

        Our recently acquired 90% owned Israeli subsidiary began selling our SQL Standard Manage Edition and SQL Manage Enterprise Edition, or our products, in December 2005 and had revenues of $162,169 in the fiscal year ended December 31, 2006. We also have a wholly-owned English subsidiary, Future IT Software Limited, that serves as a marketing subsidiary. To date we have sold approximately 300 units of SQL Manage product in both the Standard Edition Version (for automated management of databases) and Enterprise Edition Version (which further enables web interface for multiple users and remote locations). We market our products through our subsidiaries and through distributors and resellers in 17 countries but, revenues to date have been generated almost exclusively from Israel with one initial sale in each of England, USA and Germany. A large part of our sales to date have been made through direct sales by our Israeli subsidiary.

        Our strategy is to position ourselves as a leading provider to the SME market of accessible and simple to use IT management solutions for the Microsoft server environment. This includes solutions for administration, backup and maintaining of Microsoft SQL Server and other Windows server based components.

Industry Background

        We estimate that there are millions of Microsoft SQL servers in different versions used by SMEs (up to 500 users). SQL server users need to ensure that malfunctions do not paralyze the operations of such businesses. Currently, the databases of such enterprises are maintained by in house database administrators or by external computer software and hardware professionals. This is both quite costly to these enterprises, and in the event of system malfunction there is often delay and slowdown until a suitable professional is available to remedy the problem. We believe that there is a large market for low cost and automated SQL server management that can be maintained by personnel without any technical background or any computer expertise. As far as we are aware there are no product offerings in the market that provide a low cost comprehensive automated solution, other than our software product solutions, to this market needs.

Our Solution

        We are engaged in the development, marketing, sale and support of software products that provide affordable easy-to-use comprehensive database management and monitoring solutions for small and medium sized enterprises, running different Microsoft SQL servers.

        Key benefits of our solution for automating the management of databases include the following:

—	Meeting the challenges of database management and monitoring – SQL Manage monitors databases and servers in the background, round the clock, and immediately notifies customers by e-mail and pop-ups of problems that might lead to failures. The system recommends automatic fixes to problems, significantly reducing failures and avoiding downtime.

—	SQL Manage’s extensive maintenance features and fine tuning abilities enable administrators as well as regular users to make more informed decisions and run important tasks that make the database more efficient and ensures minimized maintenance time and optimized job mix for enhanced application performance.

—	SQL Manage is innovative in that it provides a comprehensive solution that suits ordinary people utilizing information technology and not only database experts. This allows customers to gain independence from expensive database experts and to enjoy an affordable 24/7 automatic solution that everyone can use. With an installation and implementation time of approximately thirty minutes, coupled with automated policies and rules to manage single or multiple databases on any number of servers, SQL Manage is deployed quickly. The intuitive interface, combined with clear built-in tutorials and wizards, eliminates the need for specialized training.

—	Integrated within the solution is a backup that ensures customers are always only two clicks away from a full or specific point-in-time restore. The backup solutions allow automatic compression of backups to 90% of their original size – big savings on disk space and management. SQL Manage backup technology expands the backup beyond customers’ database and allows the easy inclusion of other related files associated with the database such as: office documents, logos, templates, PDF forms and any other file which is not within the database but works alongside it.

—	As part of the solution, a built-in Disaster Recovery Planning(DRP)capability is included allowing the customers to automatically send either full or differential backups to a more remote location, other network location or even an encrypted file transfer protocol (FTP) site over the web. Like all other components of SQL Manage the customer is only required to set up once and deploy it on ay number of databases or servers.

—	The customer can decide in which situations to receive an alert. A data recovery plan allows the customer to send a file from one location to another. The customer determines when a backup file expires. The customer can also set up a program to restore files from any point in time or create a new database from an old backup. In just a few clicks the customer can restore its database.

Our Strategy

        Our strategy is to position ourselves as a leading provider to SMEs of accessible and simple to use IT management solutions for the Microsoft server environment. This includes solutions for administration, backup and maintaining of Microsoft SQL Server (that are already in the market), Microsoft Active Directory and other Windows server based components (still under development). For this purpose we intend to:

—	Continue to Deliver Accessible and Simplified Solutions. SQL Manage, our Microsoft SQL Server administration and management solution, makes it possible for the huge market of small and medium size enterprises to enjoy enterprise level database management without the need to hire expensive database administrators. By making the whole process intuitive, simple and affordable, companies can run a rapid process of implementing SQL Manage and immediately enjoy a much better work-flow of their critical mission applications running on Microsoft SQL Server.

—	Targeting the SME Market. The worldwide SME corporate market is large and going through a dramatic transformation in terms of Information Technology. This market demands a completely different approach in solving unique Information Technology challenges, without creating additional burdens for the companies. We bring to the market solutions that solve real Information Technology problems without requiring customers to make large investments.

—	Offer Easily Accessible and Free Product Testing. As a strategic decision, we encourage all potential clients to download without any cost from our site (and our resellers’ sites) fully functional evaluation versions of our products. Thus, clients can experience the added value of our products for a limited time period before they make a commitment.

—	Offer our Solutions to the Market Using An International Network of Distributors and Business Relationships. During last year we established a network of distributors in 5 continents. This includes business relationships with Microsoft, SAP and distribution alliances in the USA, the UK, Germany, France and China.

Our Products

        SQL Manage Standard Edition

        SQL Manage offers an affordable, easy-to-use solution for database management. Providing customers with a comprehensive maintenance solution from one centralized console, SQL Manage automates and simplifies traditional database administrator’s tasks such as monitoring, re-indexing, backup and restore, compression, and beyond. SQL Manage is a real “all-in-one” solution, allowing anyone with or without a technical background to effectively manage their SQL Server environment. The software operates as an automated database administrator working around the clock to maintain and protect data, thus alleviating the need to invest financial and time related resources in small and medium sized enterprises. SQL Manage is a Microsoft platform test approved solution. SQL Manage provides customers enhanced performance, work continuity, higher availability, a dramatic decline in overhead and fewer failures, all of which will reduce overall information technology costs to return to the customers the investment in the software.

        In today’s information technology dependent world, high availability and uninterrupted data flow are vital requirements for customer business demands. SQL Manage provides a solution that protects productivity, profitability, reliability and business continuity and decreases SQL server down-time.

        SQL Manage is easily configured to automatically run all the important tasks that protect customers’ data and provides an immediate alert upon malfunctions. It is specifically designed to meet the needs of the entire market, including the non SQL-professional market segment. There is no need to invest in several different products because SQL Manage offers customers an all-in-one software solution: monitoring, maintenance, backup, compression, recovery, alerts and more, providing a rapid return on investment.

Technical Features:

—	Variety of default settings in the areas of maintenance tasks, backup and monitoring/notifications providing an ultimate answer for administrating an enterprise environment of almost every type of SQL Server and database. In utilizing the SQL Manage intelligent analysis mechanism, the customer can apply each database and SQL server with its suitable default settings in a matter of seconds.

—	An advanced backup mechanism, providing customers with backup abilities extending beyond the scope of the SQL Server: fast and high compression for backup files (with compression rates of about 80% – 90%), transference of completed backup files to remote network or FTP (file transfer protocol) locations and command line abilities to be performed upon failure or success.

—	Extended restore mechanism which makes database restoration and/or duplication a safe and easy task by: selecting a full or point-of-time restore from a clear graphical interface, automatic decompression of compressed backup sets, real-time location select for moved or missing backup files and easy creation of new databases from existing backup files.

—	Set of predefined rules or the step-by-step wizard assistance in creating and understanding complex scheduled and immediate tasks for database maintenance and optimization, and a clear graphical view for attaching these rules on multiple databases across SQL Servers making the difficult task of administrating an SQL Server easier than ever.

—	Extended management center for each SQL Server, providing an overall view of the logical drives on systems, showing the disk size used by the databases, controlling both SQL and system related services, and providing a summary view of the database. Provides comprehensive database and SQL Server alerting, based upon user-defined thresholds for monitoring the server’s databases, processor, memory, logical drives and services, database sizes, properties, backup and restoration. It allows customers to deliver notifications to user-defined groups of SMTP (Simple Mail Transfer Protocol) recipients, according to each alert. It also provides a graphical indicator showing the status of each connected SQL Server, as well as drill down capabilities up to the database level. All notification settings can easily be set for each database/server by a simple notification form.

—	Increase database and applications’ overall performance by implementing database optimization mechanism. This is achieved by utilizing an intelligent index optimization for real-time index defrag and rebuild. A significant gain is also achieved on physical storage by using a powerful data compression engine.

—	Powerful database management center allowing customers to alter database properties, view and control user connection, track backup history and graphically view database files. It also enables performing complex database tasks for maintenance and optimization in an easy and user-friendly interface.

        SQL Manage Enterprise Edition

        This product was released during the fourth quarter of 2006 and is intended to simultaneously manage large arrays of SQLs. The SQL Manage Enterprise Edition is designed to enable web interface for multiple users and remote locations. This new product includes additional features and further simplifies the management of SQL servers in SMEs. Some of the product’s features include security management and assistance in complying with the SOX and FDA regulations.

        New Application

        During 2007, we intend to launch an additional software product – EZ Manage AD (Active Directory). This product is planned to meet the global demand for over the web management of the complex active directory server. The product will provide medium and large companies with better management abilities as well as many desired capabilities relating to organizing users, managing them with ease and giving help desk personnel abilities that will reduce the amount of management time needed by system managers. The new product will be web based thus allowing system managers a real advantage in the way they connect to, and manage their servers.

Customers

        Our products are sold to small and mid-size enterprises (up to 500 users). We have sold approximately 300 units of our products to date to over 100 separate customers.

Sales and Marketing

        Our products and services are sold through both direct and indirect channels, including distributors and, value-added resellers. We maintain direct sales operations through our wholly owned subsidiaries in Israel and the United Kingdom. Our field force is comprised of 3 persons in Israel and 2 persons in the United Kingdom.

        We have entered into more than twenty agreements with resellers and distributors in Australia, Taiwan, China, India, The Netherlands, USA, Russia, Spain, Germany, Finland, United Kingdom, Belgium, Denmark, Brazil, South Africa and Israel.

        The agreements grant nonexclusive rights in the respective territory of each agreement to resell our products. The resellers receive a discount according to a price list. The resellers commit to promote the distribution of our products. We retain ownership of intellectual property rights in the products. The resellers are also committed to confidentiality undertakings.

        The term of the agreements are generally for one year; automatically renewable, unless a party notified the other 60 days prior to the renewal of its intention to terminate the agreement.

Research and Development

        The software industry is characterized by rapid product change resulting from new technological developments, performance improvements and lower hardware costs and is highly competitive with respect to timely product innovation. As of March 31, 2007, we employed 3 persons in research and development. In addition, we have an agreement with DataSafe Systems Ltd., an Israeli sister company pursuant to which DataSafe Systems undertook to provide us software development services at a price of $54 per hour. We are not obliged to order any services or to accept any products. All rights to products or technologies developed by DataSafe Systems on our behalf belong to us. The agreement is in force until December 31, 2008.

        The research and development activities are designated to conceive interdisciplinary solutions to further automate and integrate the maintenance and operation of small and medium sized enterprises in view of the different and changing requirements of such enterprises. Furthermore, we anticipate that we will invest additional financial resources and expand our team of researchers in order to successfully overcome future challenges that we may encounter as a result of: the need to provide solutions to different requirements stemming from the use of new technologies; the current competition in the SQL servers’ Data Base Administration market and the automated management market; the acceleration of the competition in the automated management market due to greater competition in this emerging market; to answer global demand to expand line of products to such as for email maintenance.

        To date, we have spent approximately $800,000 on our research and development activities.

Proprietary Rights

        We do not hold any patents and rely upon a combination of security devices, copyrights, trade secret laws and contractual restrictions to protect our rights in our products. Our policy is for our customers to sign non-transferable software licenses providing contractual protection against unauthorized use of the software. In addition, our employees and independent contractors are generally required to sign non-disclosure agreements.

        We have filed trademark and service mark applications in the U.S. and the U.K. for the mark EZ MANAGE.

        Preventing the unauthorized use of software is difficult, and unauthorized software use is a persistent problem in the software industry. However, we believe that, because of the rapid pace of technological change in the software industry, the legal protections for our products are less significant factors in our success than the knowledge, ability and experience of our employees, the frequency of product enhancements and the timeliness and quality of support services provided by us.

Competition

        The market for products for automated management solutions for SMEs using SQL servers may capture prominence in lieu of the current market relying on data base administrators. There are no substantial barriers to entry, and we expect that competition will intensify in the future. We believe that our ability to compete successfully is contingent upon a number of factors, including: market presence; simplicity of the different products’ interface tools; the capacity, reliability, availability and capabilities of the products; technical expertise and functionality, performance and quality of services; customization; the number and nature of future competitors and their pricing policies; the variety of products; the timing of introductions of new products by us and our competitors; customer support; our ability to support products compatible to evolving industry standards; and industry and general economic trends.

        Many of our competitors have greater market presence; engineering and marketing capabilities; and, financial, technological and personnel resources, than those available to us. As a result, they may be: able to develop products designed to automate the management of database servers; offer advanced solutions for performance acceleration more quickly; adapt more swiftly to new or emerging technologies and changes in customer requirements; take advantage of acquisitions and other opportunities more readily; and, devote greater resources to the marketing and sale of their products than can us. In addition, various organizations may enter into or form joint ventures or consortiums to provide products and services similar to ours.

        Furthermore, the market for solutions directed at SMEs may addressed by current providers of solutions targeted at larger sized enterprises, who are more established than us. We believe that new competitors, including large computer hardware, software, media and other technology companies will enter the database administration related products and services markets, resulting in additional competition for us. There can be no assurance that we will have the financial resources, technological innovation, technical expertise or marketing and support capabilities to compete successfully.

Government Regulation

        We are not currently subject to direct regulation by any governmental agency, except for regulations applicable to businesses in general. However, in the future, we may become subject to regulation of regulatory agencies.

Employees

        As of May 1, 2007, we employed 9 employees, comprised of 3 persons in research and development, 1 person in product and customer support, 1 person in software services, 3 persons in marketing and sales and 1 person in general administration and management. All our employees are currently located in Israel except for 2 in the United Kingdom.

        Certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordination Bureau of Economic Organizations (including the Industrialists’ Association) are applicable to our employees by order of the Israeli Ministry of Labor. These provisions concern mainly the length of the workday, minimum daily wages for professional workers, contributions to a pension fund, insurance for work-related accidents, procedures for dismissing employees, determination of severance pay and other conditions of employment. We generally provide our employees with benefits and working conditions beyond the required minimums.

        Pursuant to Israeli law, we are legally required to pay severance benefits in certain circumstances, including the retirement or death of an employee or the termination of employment of an employee without due cause. Israeli employers and employees are required to pay predetermined amounts to the National Insurance Institute, which is similar to the United States Social Security Administration. Payments to the National Insurance Institute amount to approximately 16.3% of wages (up to a maximum amount), of which approximately two-thirds was contributed by employees with the balance contributed by the employer.

Facilities

        Our executive offices and research and development facilities are located in Israel. On July 20, 2006, we entered into a lease agreement with DataSafe Systems Ltd., or DataSafe Systems, an affiliated company and a 96.5% subsidiary of DataSafe. This agreement is a sub-lease agreement under which DataSafe provides us office space and equipment for a period ending on August 31, 2008. The term is subject to three 24 month extensions, each contingent upon the extension of the term of the main lease agreement by DataSafe Systems with a third party, in its sole discretion. The extensions are subject to our providing 120 days’ prior written notice, and contingent upon the exercise of the options granted to DataSafe Systems in the main lease agreement. The sub-lease may be terminated by each party upon 60 days’ prior written notice.

        The monthly rent is $ 2,000. The rent will increase as follows:

—	for the period commencing on January 1, 2007 and ending on August 31, 2008, we will pay a rental increase of 18.7%;

—	for the period commencing on September 1, 2008 and ending on August 31, 2011, we will pay a rental increase of 6%;

—	for the period commencing on September 1, 2011 and ending on August 31, 2014, we will pay a pay a rental increase of 6%.

Furthermore, we are required to pay an additional monthly fee of $1,750 for maintenance, insurance and other services. DataSafe may transfer its rights and undertakings under the agreement to third parties without our consent.

        On March 21, 2007, we entered into an addendum to the sublease. Under the addendum we changed the location and size of our offices within the DataSafe Systems’ space. The base rent was changed to $ 3,870. This amount is inclusive of all expenses and maintenance except for the insurance requirements that are borne by us. All other terms and conditions are subject to the original agreement.

Legal Proceedings

        We are not a party to any material litigation.

MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

        The following table sets forth information regarding our executive officers and directors:

Name	Age	Position

Shmuel Bachar	52	Director, Chairman of the Board
Omer Nirhod	38	President and Director
Michael Avnimelech	63	Director
Ofer Gur-Arie	49	Director
Nimrod Zahavi	32	Chief Executive Officer
Moti Awadish	53	Chief Financial Officer
Ziv Gad	27	Vice President, Research & Development
Oren Martan	38	Vice President - Sales and Marketing
Nir Ben Yehuda	32	CEO of FutureIT Software Limited

        Our Amended and Restated Certificate of Incorporation and Bylaws provide that the number of members of our Board of Directors shall be not less than one (1) and not more than five (5) members. We currently have four directors. Directors are elected by shareholders at the annual meeting and serve until their successors are duly elected and qualified. All our officers serve at the discretion of our Board of Directors.

        The following is a biographical summary of the business experience of our directors and executive officers:

        Shmuel Bachar, Director, Chairman of the Board. Mr. Bachar has been a director of our company since its formation in October 2006. He has held various positions in the areas of corporate finance and budgeting beginning at Bank Hapoalim and extending to top management positions at US/Israeli public investment and investment management companies. His areas of responsibility included M&A, public and private fundraising, strategic planning and general management. Since May 2002 and until present he has provide business consulting services to a number of companies and projects (some simultaneously). The businesses activities are provided through a company named Shamad Orland Ltd. He serves as chairman of the board of directors of DataSafe and two subsidiaries of DataSafe – DataSafe Systems and RDV Systems Ltd. He is also a director of Top I Vision, and of Yashir Investment House Underwriters. On December 31, 2004 Mr. Bachar completed a 5 year term as an outside director at Afikim Mutual Funds Management Ltd.

        Omer Nirhod, President and Director. Mr. Nirhod has been the President and director of our company since its formation in October 2006. He is the founder and has been the CEO of DataSafe since 1995. Mr. Nirhod received his MA in Neuro Psychology (magna cum laude) and a BA in Psychology (cum laude) from the Hebrew University in Jerusalem.

        Nimrod Zahavi, Chief Executive Officer. Mr. Zahavi has served as Chief Executive Officer of our company since its formation. Prior to joining our Israeli subsidiary in September 2005 as Chief Executive Officer he held senior business development and general management positions at the following high tech and financial services companies as an independent consultant: Account Manager, Insite Computer Group, Richmond Hill between 2000 to 2002, Business Development Manager, ASG Financial Corp. between 2003 to 2005 and VP, Business Development at Genex Capital Inc. between 2004 to 2005.

        Michael Avnimelech , Financial Director. Mr. Avnimelech will serve as a director of our company effective on the date of the First Closing. He has been the owner and manager of MA Investments, M&A Consulting Ltd., a firm that specializes in international acquisitions and investments in numerous sectors and countries, since 1991. In this capacity he served on the board of directors of numerous companies and also served on the board of directors of two public companies, Okiana Advanced Industries Ltd. (in which he also serves on the investment committee) and Altshuler Shaham Provident Fund Management Ltd.

        Mr. Avnimelech has over 30 years of experience in business development strategies, valuations, mergers and acquisitions. Mr. Avnimelech served as a managing director of Deloitte- Brightman Management Services Ltd. – a business and management consulting firm, earlier he managed ABC & Co., a leading business consulting firm. Previously, Mr. Avnimelech held a number of senior Government positions – Israel’s Consul for Economic Affairs in New York, Economic Advisor to the Minister of Finance, and Team Manager in charge of water sources, electricity and environment, in the Bureau of the Budget in the Ministry of Finance. Mr. Avnimelech holds B.A. and M.A. degrees in Economics and Business from the Hebrew University of Jerusalem and attended an advanced course in Financial Policy at the International Monetary Fund (IMF) in Washington D.C.

        Ofer Gur-Arie, CEO of Future IT Ltd. Mr. Gur-Arie will serve as a director of our company effective on the date of the First Closing. He is a computer engineer with a degree from the Technion in Haifa (1986), with extensive professional and administrative experience. For over a decade he has provided project supervision and management services in the domain of computerization to many entities in Israel and Europe. This activity has involved major entities (government ministries, local authorities, commercial companies in Israel and Europe) in the fields of computerization, communications, telephony, internet and cellular telephony. He served as a member of the Ramat Gan City Council for 15 years and as Deputy Mayor for five years. He also served in the management of the automation company at the Center for Local Government in Israel, which supplies computerized solutions to 250 local authorities throughout Israel. From June 2004 to date, he has managed the ERAMOR Project between Israel and the European Union on behalf of the State of Israel. He served as Director General (CEO) of Israel Local Authorities Data Processing Center from June 2003 to June 2004 and as CEO of the Zefunot Company between 1991 and May 2003.

        Moti Awadish, Chief Financial Officer. Mr. Avadish has served as our Chief Financial Officer since February 2007. Since 2000 he has served as the Chief Financial Officer of the DataSafe Group Ltd. and its subsidiaries. He has a B.A. in economics and accounting from the Hebrew University in Jerusalem.

        Ziv Gad, Vice President- Research & Development Manager. Mr. Gad has been our Vice President, Research & Development since February 2007. Before joining our company, Mr. Gad served in the following positions: as a Technical Support Manager for Pelephone Communication Inc. (an Israeli cell phone operator) from October 1998 to January 2004, as a solution developer at GadWorks Technologies (a software solutions company) from June 2004 until October 2004 and as a web developer for In House Travel (BRAZIL) from November 2004 until February 2005.

        Oren Martan Vice President – Sales and Marketing . Mr. Martan has been our Vice President – Sales and Marketing since December 2006. He has over eight years of experience in the software industry and held several sales and channel management positions with software companies, very experienced in the European & Middle East markets. Prior to his joining us he served as: a Sales and Channel Manager at Preton Ltd., between June 2005 and November 2006; as a sales manager at SourceIT Ltd. which is the reseller of iPass Inc., between June 2005 and March 2006; at Finjan Software Inc., between March 2004 –April 2005; Libi Technologies Inc., between October 2002and March 2003 and Commtouch Software Inc as a sales manager between March 2002 and August 2002.

Election of Directors

        The holders of our Common Stock do not have cumulative voting rights in the election of directors. Thus, the holders of our Common Stock conferring more than 50% of the voting power have the power to elect all the directors, to the exclusion of the remaining shareholders. See “PRINCIPAL SHAREHOLDERS”.

Indemnification of Directors and Officers

        Our Amended and Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by the applicable provisions of Delaware law, and the indemnification provided for will not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Compensation of Directors and Officers

        The Chairman of our Board of Directors, Mr. Shmuel Bachar, who plays an active role in our business, receives compensation of US$ 2,000 per month. This compensation will increase to 75% of the CEO’s annual compensation commencing January 1, 2008. We also intend to issue to Mr. Bachar options to purchase 540,000 shares of our shares of Common Stock at an exercise price of $0.0001, the par value of such shares.

        Mr. Omer Nirhod, our President and Director, receives compensation of US$ 2,000 per month. This compensation will increase to 50% of the CEO’s compensation on an annual basis commencing January 1, 2008. We also intend to issue to Mr. Nirhod options to purchase 899,000 shares of our shares of Common Stock at an exercise price of $0.0001, the par value of such shares.

        Mr. Michael Avnimelech who will act as an independent director and financial expert effective from the First Closing and Mr. Ofer Gur Arie who will act as a director effective from the Initial First Closing will each receive a compensation of $500 per month and $300 per meeting of our Board of Directors or Board committee that he attends. We also intend to issue to each of Mr. Avnimelech and Mr. Ofer Gur Arie options to purchase 50,000 shares of our Common Stock at an exercise price of $0.0001, the par value of such shares.

Employment Agreements

        Omer Nirhod – Our President, Mr. Omer Nirhod, did not receive any additional compensation other than the compensation as set out in the section entitled “MANAGEMENT – Compensation of Directors and Officers”.

        Nimrod Zahavi – The effective date of our CEO’s employment agreement with our Israeli subsidiary was September 1, 2005. Mr. Zahavi receives a gross salary of NIS 21,000 (approximately US$5,200) per month, quarterly bonuses of NIS 9,000 each (approximately USD 2,200) and a yearly bonus of at least two months’ salary. Mr. Nimrod will not be entitled, in the event of termination of his employment to severance pay other than the insurance payable under a manager’s insurance policy. As is customary in Israel, we provide Mr. Zahavi with the use of a car. Mr. Zahavi has signed a non-disclosure agreement and is obligated to maintain in strict confidentiality all information pertaining to the business of our company and its subsidiaries, and not disclose such information for any purpose other than for the benefit of the company. Mr. Zahavi will be entitled to 60 days’ notice payment in case of resignation by Mr. Zahavi or in case of termination of his employment by us, except for “cause.” We intend to issue to Mr. Zahavi options to purchase 360,000 shares of our shares of Common Stock at an exercise price of $0.0001, the par value of such shares.

        Ziv Gad – The effective date of our research & development manager’s employment agreement with our Israeli subsidiary is as of March 1, 2006. Mr. Gad receives a gross salary of NIS 15,000 (approximately US$3,700) per month. Mr. Gad will not be entitled, in the event of termination of his employment to severance pay other than the insurance payable under a manager’s insurance policy. As is customary in Israel, we provide Mr. Gad with the use of a car. Mr. Gad has signed a non-disclosure agreement and is obligated to maintain in strict confidentiality all information pertaining to the business of our company and its subsidiaries, and not disclose such information for any purpose other than for the benefit of the company. Mr. Gad will be entitled to 30 days’ notice payment under Israeli law, in case of termination of his employment by us, except for “cause.” We intend to issue to Mr. Gad options to purchase 40,000 shares of our shares of Common Stock at an exercise price of $0.0001, the par value of such shares.

         Oren Martan – The effective date of his employment with our Israeli subsidiary is as of December 2006. Mr. Martan receives a gross salary of NIS 17,000 (approximately US$ 4,200) per month. Mr. Martan has signed a non-disclosure agreement and is obligated to maintain in strict confidentiality all information pertaining to the business of our company and its subsidiaries, and not disclose such information for any purpose other than for the benefit of the company. Mr. Martan will be entitled to notice payment under Israeli law, in case of termination of his employment by us.” We intend to issue to Mr. Martan options to purchase 15,000 shares of our shares of Common Stock at an exercise price of $0.0001, the par value of such shares.

        Stock Option Plan

        Our 2006 Stock Option Plan, or the Plan, authorizes the grant of options to purchase up to 2,500,000 shares of our Common Stock. Employees, officers, directors and consultants of our company, its subsidiaries and affiliates (including DataSafe and its subsidiaries) are eligible to participate in the Plan. Awards under the Plan may be granted in the forms of incentive stock options as provided in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, non-qualified stock options, options granted pursuant to Section 102 of the Israeli Tax Ordinance and options granted pursuant to Section 3.9 of the Israeli Tax Ordinance. The Plan has a term of ten (10) years and will terminate in 2017. No award of options may be made after such date.

        The Plan is currently administered by our Board of Directors, which in the future may delegate such administration to a committee of directors. Subject to the provisions of the Plan and applicable law, the Board or the Committee has the authority, to determine, among other things, to whom options may be granted, the number of shares of Common Stock to which an option may relate, the exercise price for each share, the vesting period of the option, and the terms, conditions and restrictions thereof; to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to such Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Board or such committee has the authority to determine the persons to whom options will be granted, the number of shares of Common Stock to be covered by each option, the time or times at which options will be granted or exercised, and the other terms and provisions of the options. The exercise price of an incentive stock option (ISO) granted under the Plan may not be less than 100% (110% in the case of a 10% shareholder) and the exercise price of a non-qualified option may not be less than 100% of the fair market value (as defined in the plan) of our shares of Common Stock on the date of the grant.

        As of May 1, 2007, options to purchase 2,359,000 shares of our Common Stock have been set aside for grant to our employees, consultants, directors and employees of DataSafe and its subsidiaries under the Plan, all at exercise prices of $0.0001, the par value per share, out of which options to purchase 1,954,000 shares of our Common Stock have been set aside for grant to our executive officers and directors as a group, consisting of 9 persons. The grant of all these options will be effective upon approval of the Plan by the Israeli tax authorities, which is expected to occur before the end of June 2007. None of these option grants will be incentive stock option (ISO) grants.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our shares of Common Stock as of May 1, 2007, by the following: (i) each person who beneficial owns more than 5% of the shares of our Common Stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. As of May 1, 2007 there were 16,940,000 shares of our Common Stock outstanding

        The table below lists the beneficial ownership of our voting securities as of the date of this Private Placement Memorandum by each person known by us to be the beneficial owner of more than 5% of such securities, as well as by all our directors and officers. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. The table is based only on the issued and outstanding shares and does not take into account Warrants pursuant to this offering or options in connection with the Company’s incentive stock option plan.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% Before Offering	% After Offering

DataSafe Group Ltd.
4 Hamalcha Street,
North Industrial Area, Lod,
Israel	15,500,000	[1]	91.5%	66.13%

Shmuel Bachar	90,000	[2]	0.53%	0.38%
Omer Nirhod	15,590,000	[3]	92.09%	66.51%
Michael Avnimelech	0		0	0
Ofer Gur-Arie	0		0	0
Nimrod Zahavi	0		0	0
Moti Awadish	0		0	0
Ziv Gad	0		0	0
Oren Martan	0		0	0
Nir Ben Yehuda	0		0	0
All officers and directors as a Group	15,680,000		92.56%	66.89%

[1] DataSafe Group Ltd. is controlled by Mr. Omer Nirhod.
[2] The shares are held by his spouse and were issued in our January 2007 bridge loan financing.
[3] The shares are held by the DataSafe Group Ltd.

CERTAIN TRANSACTIONS

Related Party Transactions

        On January 1, 2006, we entered into an agreement with DataSafe Systems, a 96.5% owned subsidiary of DataSafe, which currently owns 92% of the holdings in our company. This agreement is an outsourcing agreement pursuant to which we received software development services for “MANAGE SQL.” The consideration paid for the services was $233,750, an amount calculated to be cost + 20%. Under the agreement we are the owners of the intellectual property rights in the software product.

        On January 16, 2006, we entered into an agreement with DataSafe Systems to purchase “Active Manage” a software product for the management of Microsoft 2003 servers. We paid DataSafe Systems $75,000, and agreed to pay royalties for three years following the date of the agreement, at the rate of 10% of sales but not more than $100,000 per year, with a minimum annual royalty payment of $25,000. DataSafe Systems also agreed to continue to develop the software at an hourly rate of $54. We are the owners of the intellectual property rights in the software product. In April 2007 we notified DataSafe Systems that we will use our own research and development in order to finalize this product.

        In our January 2007 bridge loan transaction, we sold $75,000 of promissory notes and 270,000 shares of Common Stock to certain of our directors and officers and their family members (or companies controlled by them). See “January 2007 Bridge Loan” and see “PRINCIPAL SHAREHOLDERS”.

        We entered into another agreement with DataSafe on May 17, 2006 for software development services. The software to be developed by DataSafe is entitled “SQL Replicator” and DataSafe is required to develop the product according to the specifications we provided. The consideration for the services was cost + 20%, to a pre-calculated total of $137,500. The payments were to be made in three installments upon the achievement of three milestones, namely: (a) the completion of characterization and basic code entitles (30% of the total costs); (b) the completion of version 1.0 of the software product (50% of the total costs); and, (c) the completion of quality assurance for the software product (20% of the total costs). We are the owners of the intellectual property rights in the software product SQL Replicator that is the subject matter of the agreement. In April 2007, we notified DataSafe that we are terminating the agreement in light of the change in this products nature, accordingly it will be included as part of other products either as a feature or module, and not a “stand alone” product. DataSafe confirmed the validity of this termination.

        On July 20, 2006, we entered into a services agreement with DataSafe Systems, according to which DataSafe Systems provides us with: use of cars leased by DataSafe Systems under a leasing agreement; communication services (cell phones and stationary phones); secretarial and accounting services; further general services (graphics, technician jobs, computer maintenance etc.); and service providers use (advertising, couriers etc.). The consideration for the services is as follows:

—	For the cars leased - according to the leasing agreement between DataSafe and the leasing companies;

—	For the communication services - approximately $ 350 for the stationary phones; and the actual monthly cost for the cell phones;

—	For the secretarial and accounting services - a total of approximately US$ 3,500 per month;

—	For other general services - an hourly rate of US$45; and,

—	Service providers use – according to the fees charged by each supplier.

The term of the agreement is until July 20, 2008. We are entitled to terminate the agreement (or any portion of the services) upon 30 days’ prior written notice. On March 7, 2007 we entered into a letter agreement with DataSafe Systems that automatically extends the term of the agreement for additional 12 month periods unless a party notifies the other of termination in a written notice of 90 days prior to the renewal.

        On January 8, 2007 we entered into an option agreement with Future I.T. Ltd, controlled by Omer Nirhod, a director and president of our company who is a controlling shareholder of DataSafe, and Shamed Orlan Ltd., an Israeli company controlled by Shmuel Bachar, Chairman of our Board of Directors. The option under the agreement was to purchase 90% of the issued and outstanding share capital of Future I.T. Ltd. in consideration of $100,000 and the grant of guarantees to Future I.T. Ltd., for all debts it incurred in the ordinary course of business. We exercised the option to purchase the 90% interest in Future I.T. Ltd. on February 5, 2007. The agreement also provides an option exercisable until January 8, 2008 to purchase the remaining 10% shares from Shamed Orland Ltd., a company owned by Shmuel Bachar, the Chairman of our Board of Directors and Mr. Omer Nirhod, the controlling shareholder of DataSafe and a director and President of our company, for an additional aggregate amount of $100,000,

Loans

        On December 20, 2006, we received a loan from Israel Discount Bank in the amount of $500,000. The principal of this loan is to be repaid to the Bank in 18 equal monthly installments commencing in July 2008. On December 31, 2006, we received a loan from DataSafe in the amount of $650,000, the principal of which is to be repaid in 18 equal monthly installments commencing in July 2008. Both these loans bear interest at the three-month Dollar LIBOR rate plus 1.75%, which such interest shall be paid in 54 monthly payments starting on January 2007.

        We raised $400,000 by way of a bridge loan from private lenders in January 2007. This loan bears interest at the rate of 10% per annum, payable quarterly, and the entire amount of the loan and all accrued and unpaid interest will be paid from the proceeds of the Offering. See “January 2007 Bridge Loan”.

DESCRIPTION OF SHARE CAPITAL

General

        The following is a summary of the rights of our shares of Common Stock and certain provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as will be in effect upon the completion of this offering.

        Immediately following the completion of the Offering, our authorized share capital will be 30,000,000 shares, with a par value of $0.0001 per share. As of May 1, 2007 we had outstanding 16,940,000 shares of Common Stock, held of record by 12 stockholders.

Common Stock

        The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event we liquidate, dissolve or wind up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

The Warrants

        The description below is a summary of the material provisions of the Warrants. This summary does not purport to be complete. Reference is made to form of the Warrant Agreement, a copy of which will be provided to potential Investors upon request, for a complete description of the terms and provisions of such Warrant Agreement.

General

        Each Warrant entitles the holder to purchase 46,200 shares of our Common Stock.

        The Warrants are protected by anti-dilution protection in the event of stock splits, stock dividends or other events having a similar effect.

Exercise Price and Terms

        The exercise price for each Warrant is $0.50 per share. The exercise period of the Warrants shall be from the Initial First Closing until the earlier of (i) 30 months from the registration of the registration statement of form SB-2 becoming effective, or (ii) First Closing of a Qualified IPO or merger or acquisition that results in a change of control. A Qualified IPO shall mean a registered public offering of our Common Stock (i) at an equity value of not less than $0.65 per share yielding net proceeds to us of not less than one million dollars and (ii) following which our Common Stock is listed on a U.S. national exchange. In the event of an IPO, a merger or an acquisition, the holders of the Warrants shall be given no less than 30 days notice prior thereto in order to exercise the Warrants.

Warrant Holder Not a Shareholder

        The Warrants do not confer upon holders thereof any voting, dividend or other rights as shareholders of the Company until exercise of the Warrants in accordance with their terms.

PLAN OF DISTRIBUTION

        The Minimum Offering will consist of 34 Units ($1,020,000) and the Maximum Offering will consist of 50 Units ($1,500,000). We have retained J. H. Darbie & Co., Inc as our exclusive Placement Agent with respect to the Offering. We have undertaken to pay the Placement Agent a fee of 10% of the gross proceeds raised in the Offering and warrants to purchase 10% of the shares of our Common Stock issued in the Offering at an exercise price of $0.30 per share. We have also undertaken to issue to the Placement Agent 1,500,000 shares of our Common Stock if the maximum of 50 Units are sold in this Offering, which will be reduced proportionally according to the number of Units actually sold.

        We have also retained Mr. Michael Michaelson as our consultant in connection with the Offering and have undertaken to pay Mr. Michaelson a fee of 2% of the gross proceeds raised in the Offering.

        The Company may at any time withdraw the Offering, rescind any subscription and return funds received without deduction or interest. The price for each Unit shall be payable to the designated trustee upon execution of the Subscription Agreement.

SUBSCRIPTION PROCEDURES

        If you meet the suitability standards described above under “Who May Invest”, you may purchase Units by

    (1)        reading this entire placement memorandum and the Subscription Agreement and Registration Rights Agreement provided to you by us or by the Placement Agent, and the other exhibits hereto,

    (2)        filling out and signing the Subscription Agreement, including the applicable Schedules thereto, and Registration Rights Agreement (a copy of the form of each of the agreements is available from us or from the Placement Agent),

    (3)        making your bank draft or certified check payable to the American Stock Transfer and Trust Company as Escrow Agent, and

    (4)        sending your Subscription Agreement and bank draft or certified check to the Escrow Agent.

        By purchasing Units, you confirm that you meet the suitability standards for purchasers of Units and agree to be bound by all of the terms of the subscription agreement the other agreements attached thereto.

        Subscription funds will be deposited with the Escrow Agent which will hold them in escrow pending the First Closing on that subscription. Such funds will be deposited in an interest bearing bank account. The Company reserves the right to accept or reject subscriptions in whole or in part at its discretion and to close the subscription books at any time without notice. Any subscription funds for subscriptions that the Company does not accept will be returned, without interest, promptly after the Company has determined not to accept such subscription.

Your Representations and Warranties in the Subscription Agreement

        By executing and delivering the Subscription Agreement and the Schedules thereto, you are representing and warranting to, and agreeing with, us that, among other things,

—	you have received and read this Placement Memorandum,

—	you meet the suitability standards set forth in the Subscription Agreement and in this placement memorandum under "Who May Invest",

—	you are purchasing the Units for your benefit or account, and not for the benefit or account of another person,

—	you adopt and agree to be bound by the Subscription Agreement,

—	you acknowledge that the Units have not been registered under the Securities Act or the securities laws of any State,

—	you have sufficient knowledge in business matters to be capable of evaluating the risks of investment in the Units,

—	you acknowledge that you have read carefully this Private Placement Memorandum and the financial statements of our Israeli subsidiary for the year ended December 31, 2006 and understand these and have consulted your own attorney, accountant and/or investment adviser with respect to the investment contemplated hereby and its suitability for you;

—	you acknowledge that in making its decision to purchase the Units, you have relied upon independent investigations made by you and your representatives, if any, and you and such representatives, if any, have been provided access and the opportunity to examine all material, publicly available books and records of the Company, all material contracts and documents relating to this Offering and have had an opportunity to ask questions and to receive answers from the Company or persons acting on its behalf concerning the terms and conditions of this Offering;

—	you have the full power and authority to execute the Subscription Agreement and the related agreements,

—	you confirm that, to the best of your knowledge: (1) none of the cash or property that you have paid, will pay or will contribute to us has been or shall be derived from, or related to, any activity that is deemed criminal under United States federal laws; and (2) no contribution or payment by you to us, to the extent that they are within your control, shall cause us to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001; and

—	you agree to hold our confidential information in confidence.

        These representations and warranties are being made to us to assure us that you understand the investment you are making and for us to rely on in determining that we can sell securities to you.  If you act in a manner contrary to these representations and warranties, we would assert that you could not do so based upon the representations and warranties you made in the Subscription Agreement.

LEGAL MATTERS

        The validity of the Common Stock being offered hereby and certain other legal matters in connection with this offering will be passed upon for us by Carter, Ledyard & Milburn 2 Wall Street, New York, NY 10005, United States.

EXPERTS

        Brightman Almagor, a member of Deloitte & Touche and independent auditors, have audited the Historical Financial Statements at December 31, 2005 and December 31, 2006.

EXHIBIT A

HISTORICAL FINANCIAL STATEMENTS

FUTURE I.T. Ltd.

AS OF DECEMBER 31, 2006